Exhibit (c)(31)

FAIRNESS PRESENTATION TO THE SPECIAL COMMITTEE

August 2, 2013

STRICTLY PRIVATE AND CONFIDENTIAL

Fairness PRESENTATION TO THE SPECIAL COMMITTEE

Strictly Private and Confidential This presentation was prepared for the benefit and use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed for any other purpose without the prior written consent of J.P. Morgan. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan. J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties. J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities. STRICTLY PRIVATE AND CONFIDENTIAL

Fairness PRESENTATION TO THE SPECIAL COMMITTEE

Strictly Private and Confidential Dell’s stock price performance Dell trading performance from Special Committee formation to present $18.00 Date Price Offer prem (%) 1 Pre-LBO leak (as of 1/11/13) $10.88 28% 2 Pre-GS research report (as of 11/30/12) $9.64 44% 90 calendar day average (as of 1/11/13) $9.95 39% $16.00 4/19/13: Market reacts poorly to Blackstone dropping out of the process, dropping (4%) from the prior day $13.40 $14.00 $13.88 8/20/12: Special Committee formed $12.56 7/31/13 $12.66 $12.00 11/16/12: Market reacts poorly to weak Q3 FY13 results, dropping (7%) from the prior day $8.86 1/11/13: 1 1 day prior to rumors of going-private transaction first published $10.88 $10.00 2 11/30/12: 1 day prio rto Goldman Sachs research report on possible going-private transaction $9.64 $8.00 Aug-12 Oct-12 Jan-13 Mar-13 May-13 Jul-13 Source: Company filings, Wall Street research, Fact Set; market data as of 7/31/13 F DENALI 1 STRICTLY PRIVATE AND CONFIDENTIAL

Fairness PRESENTATION TO THE SPECIAL COMMITTEE

Strictly Private and Confidential Chronology of FY14 scenarios 3 weeks after approving plan, Dell significantly missed Q2 and revised EPS guidance down 25% FY13 ($bn, except per share data) FY14 ($bn, except per share data) Non-GAAP Non-GAAP Non-GAAP Non-GAAP Time Scenario Revenue op. inc.1,2 EPS-diluted 1,2 Revenue op. inc.1,2 EPS-diluted 1,2 frame July Plan $63.0 $5.2 $2.27 $66.0 $5.6 $2.50 57.5 4.0 1.70 59.9 4.2 1.84 9/21 Case ~2 months (9%) (23%) (25%) (9%) (25%) (26%) FY13 Actual? Preliminary FY14 Board Case ~4 months 56.9 3.7 1.58 56.0 3.7 1.59 (1/18/13) (1%) (9%) (7%) (7%) (12%) (14%) 56.5 3.0 1.25 3 Final FY14 Board Case ~2 months (3/13/13) 1% (19%) (21%) Cumulative change (10%) (30%) (31%) (14%) (46%) (50%) ~8 mo. since July 2012: Source: Company filings, management estimates ? In addition, to highlight significant changes period over period, this presentation excludes benefits of approximately $320 million for FY13, which primarily relate to vendor settlements, as well as other items 2 Dell does not provide GAAP to non-GAAP reconciliations for projected financial information 3 Based on $0.2bn net interest expense, 21% tax rate and 1,740mm weighted average shares outstanding

Fairness PRESENTATION TO THE SPECIAL COMMITTEE

Strictly Private and Confidential Comparison of financial forecasts Forecasted operating income ($bn) BCG Base Case BCG 25% Case BCG 75% Case Wall Street Consensus 1 Final FY14 Board Case Final FY14 Internal Plan LQA Q1 FY14 $6.0 Implied consolidated operating $5.7 margin of 10% vs. 4% today2 $5.5 $5.5 $5.0 $4.5 $4.5 $4.0 $4.0 $3.7 $3.8 $3.7 $3.6 $3.5 $3.4 $3.3 $3.2 $3.4 $3.0 $3.0 $2.9 $3.0 $2.5 $2.5 $2.4 $2.0 FY13A FY14E FY15E FY16E FY17E Given aggressive margin expansion assumptions, the BCG 75% Case was deemed by the Special Committee to be inspirational at best Source: Management estimates, BCG estimates, Wall Street research as of 7/31/13 1 Q1 FY14 non-GAAP operating income of $590 million, annualized 2 Based on Dell’s Q1 FY14 consolidated operating margin STRICTLY PRIVATE AND CONFIDENTIAL

Fairness PRESENTATION TO THE SPECIAL COMMITTEE

Strictly Private and Confidential Recent quarterly performance versus key peers on a year-over-year basis E E T T I OMM C L IA C E P S E H T O NT O NTATI PRESE S RNES I A F CQ4 2012 revenue performance CQ1 2013 revenue performance 12% 4% (6%) (11%) (2%) (10%) CQ4 2012 operating income performance CQ1 2013 operating income performance 67% 26% (38%) (13%) (42%) (13%) CQ4 2012 EPS performance CQ1 2013 EPS performance 34% NM (43%) (11%) (51%) (11%) Source: Company filings Note: Dell fiscal year ended January, HP fiscal year ended October, Lenovo fiscal year ended March DENALI 4 STRICTLY PRIVATE AND CONFIDENTIAL

Fairness PRESENTATION TO THE SPECIAL COMMITTEE

Strictly Private and Confidential Changes in Street consensus estimates Today versus February CY13E consensus revenue estimate change CY13E consensus EPS estimate change Dell (Mgmt) 2 1.1% (39.9%) (1.0%) 7.0% (3.8%) (0.4%) EUC (11.7%) (6.6%) (8.5%) (42.0%) Median: (8.5%) Median: (6.6%) 0.8% 0.6% 3.1% 7.7% S&P 0.7% (2.2%) (2.5%) (15.7%) Median: 0.8% Median: (0.8%) (7.5%) 1.5% (3.5%) (9.8%) (2.5%) 4.7% enterprise (0.2%) 0.4% (3.7%) 1.1 % E (2.6%) 0.8% Median: (3.0%) Median: 0.9% (23.3%) (14.9%) (0.9%) (0.4%) Services (5.1%) 3.2% Median: (5.1%) Median: (0.4%) (0.9%) 0.0% (0.2%) (0.6%) Software (3.4%) 27.1% Median: (0.9%) Median: 0.0% Source: FactSet; market data as of 7/31/13 5 STRICTLY PRIVATE AND CONFIDENTIAL

Strictly Private and Confidential

Summary of proposal

$ in millions, except per share data

		Pre-GS report (11/30/12)	Unaffected (1/11/13)	Current (7/31/13)	Current Silver Lake offer
Price		**$9.64**	**$10.88**	**$12.66**	**$13.88**[3]
Offer price premium / (discount) to:					
Current stock price of $12.66		(24%)	(14%)	0%	10%
Unaffected stock price of $10.88		(11%)	0%	16%	28%
Pre-GS report price of $9.64		0%	13%	31%	44%
90 calendar day average of $9.95[1]		(3%)	9%	27%	39%
180 calendar day average of $10.52[1]		(8%)	3%	20%	32%
Equity value		**$17,210**	**$19,435**	**$22,631**	**$24,822**
Enterprise value		**$10,696**	**$12,921**	**$16,116**	**$18,307**
Unaffected absolute premium		($2,225)	$0	$3,195	$5,386
Unaffected premium to enterprise value		**(17%)**	**0%**	**25%**	**42%**
Pre-GS report absolute premium		$0	$2,225	$5,420	$7,611
Pre-GS report premium to enterprise value		**0%**	**21%**	**51%**	**71%**
FY14E EV/EBITDA	EBITDA				
Illustrative LQA Q1 FY14	$2,892	3.7x	4.5x	5.6x	6.3x
Final FY14 Internal Plan	$4,277	2.5x	3.0x	3.8x	4.3x
Final FY14 Board Case	$3,577	3.0x	3.6x	4.5x	5.1x
BCG 25% Case	$4,027	2.7x	3.2x	4.0x	4.5x
FY14E EV/EBITDA (cash adjusted)[2]					
Illustrative LQA Q1 FY14	$2,892	5.1x	5.9x	7.0x	7.7x
Final FY14 Internal Plan	$4,277	3.4x	4.0x	4.7x	5.2x
Final FY14 Board Case	$3,577	4.1x	4.7x	5.6x	6.2x
BCG 25% Case	$4,027	3.6x	4.2x	5.0x	5.5x
FY14E P/E	EPS				
Illustrative LQA Q1 FY14	$0.84	11.4x	12.9x	15.0x	16.4x
Final FY14 Internal Plan	$1.57	6.1x	6.9x	8.1x	8.8x
Final FY14 Board Case	$1.25	7.7x	8.7x	10.1x	11.1x
BCG 25% Case	$1.50	6.4x	7.3x	8.4x	9.3x

Source: Company filings, management estimates, FactSet; market data as of 7/31/13
[1] Based on unaffected date of 1/11/13
[2] Enterprise value adjusted for repatriation of foreign cash, assuming a friction cost of 35%
[3] Cash value per share with quarterly dividends of $0.08 per share through closing

FAIRNESS PRESENTATION TO THE SPECIAL COMMITTEE
DENALI
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J.P.Morgan

Strictly Private and Confidential

Dell valuation observations – market-based approach


Implied value per share
For reference only
$27.00
$25.00
$23.00
$21.00
$19.00
$17.00
$15.00
$13.00
$11.00
$9.00
$7.00
$5.00
$3.00
$18.32
$8.86
$13.25
$9.75
$12.50
$9.25
$16.75
$12.00
$14.50
$10.50
$15.75
$11.25
$18.00
$12.75
$23.25
$16.00
$10.00
$5.00
$8.50
$4.25
$15.75
$7.75
$12.50
$6.25
$14.50
$7.25
$18.00
$9.00
$26.00
$13.00
Silver Lake current offer: $13.88
Silver Lake 7/23 offer: $13.75
Current 7/31: $12.66
Unaffected 1/11: $10.88
Pre-GS report 11/30: $9.64
52-week trading range[1]
Illustrative consensus[1]
Illustrative LQA Q1 FY14E
Final FY14 Int. Plan
Final FY14 Board Case
BCG
Base
25%[2]
75%[2,4]
EV / EBITDA[3]
3.5–5.5x FY14E
Illustrative consensus[1]
Illustrative LQA Q1 FY14E
Final FY14 Int. Plan
Final FY14 Board Case
BCG
Base
25%[2]
75%[2,4]
P / E
5.0–10.0x FY14E

Source: Management estimates, BCG estimates, Wall Street research, FactSet; market data as of 7/31/13

Note: All values rounded to nearest $0.25, except 52-week trading range; Assumes valuation date of 7/31/13; cash and debt balances as of 7/31/13 per management

[1] For reference only; 52-week trading range based on unaffected date of 1/11/13

[2] Assumes FY14E revenue and run-rate FY16E EBITDA margin

[3] Assumes $50mm-$150mm potential leakage from cash on balance sheet

[4] Based on discussions with the Special Committee and BCG, as well as the recent history of management's failure to achieve its forecasts, we understand that the BCG 75% Case is aspirational in nature

FAIRNESS PRESENTATION TO THE SPECIAL COMMITTEE
DENALI
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J.P.Morgan

Fairness PRESENTATION TO THE SPECIAL COMMITTEE

Strictly Private and Confidential Dell valuation observations discounted cash flow approach Implied value per share For reference only $27.00 $25.00 $23.50 $22.75 $23.00 $21.00 $19.00 $17.50 $17.00 $17.50 $15.00 $15.00 $16.50 Silver Lake $14.00 current offer: $13.88 Silver Lake $13.00 7/23 offer: $13.75 $13.00 Current 7/31: $11.00 $12.66 $11.25 Unaffected 1/11: $10.88 $10.25 $9.00 Pre-GS report 11/30: $9.64 $7.00 $5.00 Illustrative consensus 1 BCG 9/21 Case2 Base 25% Case 75% Case2 Discount rate: 8.5% -11.0% 1-yr fwd EBITDA exit multiple: 3.5x -5.5x Source: Management estimates, BCG estimates, Wall Street research, FactSet; market data as of 7/31/13 Note: All values rounded to nearest $0.25; Assumes valuation date of 7/31/2013; cash and debt balances as of 7/31/13 per management; Values reflect $50mm-$150mm potential leakage from cash on balance sheet ¹ For reference only 2 Based on discussions with the Special Committee and BCG, as well as the recent history of management’s failure to achieve its forecasts, we understand that the 9/21 management forecast and BCG 75% Case are aspirational in nature DENALI 8 STRICTLY PRIVATE AND CONFIDENTIAL

Fairness PRESENTATION TO THE SPECIAL COMMITTEE

Strictly Private and Confidential Operating metrics Select operating metrics CY11A rev. growth 1 CY12A rev. growth 1 CY13E rev. growth 1 CY13E EBIT mgn. CY12 -14E EPS CAGR (0.1%) (11.0%) (4.1%) 4.5% (15.1%) (0.4%) (6.9%) (6.6%) 8.6% (3.7%) 35.5% 18.9% 7.8% 2.6% 18.2% EUC (10.9%) 14.0% (2.6%) 5.1% (3.6%) (24.4%) (11.9%) (5.7%) 0.4% nm Median: (10.9%) Median: 14.0% Median: (2.6%) Median: 2.6% Median: 7.3% 9.7% (4.4%) 1.6% 3.2% 7.2% 2 5.0% 1.6% 1.2% 1.5% 18.3% S&P 3 8.7% (4.5%) 0.5% 1.2% 15.3% 9.9% 0.3% (1.0%) 2.6% 1.4% Median: 9.2% Median: (2.1%) Median: 0.9% Median: 2.1% Median: 11.2% 16.0% 8.2% 8.0% 22.4% 18.2% 7.7% 4.3% 5.6% 35.1% 5.8% 13.3% 2.1% 4.4% 11.7% 34.4% 5.4% 4.2% 4.1% 25.8% 11.6% Enterprise 18.6% (0.5%) 1.4% 49.3% 8.9% 6.8% (2.4%) (2.4%) 21.4% 9.8% Median: 10.5% Median: 3.2% Median: 4.2% Median: 24.1% Median: 10.7% 18.5% (7.8%) 8.9% 16.8% 7.6% (0.6%) (1.0%) (2.0%) 9.0% 7.0% Services (1.0%) (5.5%) (4.7%) 5.2% 25.6% Median: (0.6%) Median: (5.5%) Median: (2.0%) Median: 9.0% Median: 7.6% 5.8% 2.3% 3.7% 27.9% 23.1% 5.6% 4.0% 1.1% 23.5% 7.9% Software 7.0% (0.7%) (3.8%) 34.9% 6.2% Median: 5.8% Median: 2.3% Median: 1.1% Median: 27.9% Median: 7.9% Source: Company filings, Wall Street research, FactSet; market data as of 7/31/13 Note: Companies sorted by CY2012 _ 13E organic revenue growth in descending order; Dell January FYE shown as calendar year and based on Wall Street consensus estimates; medians exclude Dell and HP; EBIT and EPS include stock-based comp expense but exclude non-recurring items ¹ Represents organic growth; 2 Ingram Micro CY13E EBIT margin pro-forma for acquisition of Brightpoint; 3 Tech Data CY13E EBIT margin not pro-forma for acquisition of select distribution companies from DENALI 9 STRICTLY PRIVATE AND CONFIDENTIAL

Strictly Private and Confidential

Current trading dynamics

Sector	Company	CY13E EV/EBITDA	Cash adj. CY13E EV/EBITDA[1]	CY13E P / E
	Dell[2]	3.3x	4.3x	6.6x
	HP	4.7x	5.1x	7.2x
EUC	Lenovo	5.7x	5.7x	13.3x
EUC	Asus	4.4x	4.4x	9.0x
EUC	Acer	6.2x	6.2x	36.6x
EUC		Median: 5.7x	Median: 5.7x	Median: 13.3x
S&P	Avnet	6.9x	7.2x	9.9x
S&P	Ingram Micro[3]	4.6x	4.6x	9.0x
S&P	Tech Data[4]	5.4x	5.6x	9.3x
S&P	Insight	5.0x	5.0x	11.4x
S&P		Median: 5.2x	Median: 5.3x	Median: 9.6x
Enterprise	EMC²	8.1x	8.4x	15.0x
Enterprise	Microsoft	6.7x	7.4x	11.7x
Enterprise	NetApp	9.9x	10.8x	22.2x
Enterprise	Cisco	7.8x	8.6x	13.5x
Enterprise	Oracle	7.5x	8.1x	11.2x
Enterprise	IBM	8.6x	8.7x	11.5x
Enterprise		Median: 7.9x	Median: 8.5x	Median: 12.6x
Services	Wipro	11.8x	11.8x	15.8x
Services	Xerox	6.0x	6.1x	8.7x
Services	CSC	4.4x	4.6x	17.2x
Services		Median: 6.0x	Median: 6.1x	Median: 15.8x
Software	bmc software[5]	7.9x	8.2x	15.0x
Software	symantec	7.8x	8.1x	16.1x
Software	ca	7.6x	7.8x	10.2x
Software		Median: 7.8x	Median: 8.1x	Median: 15.0x

3-year NTM[6] EV/EBITDA



12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
7/31/10
3/7/11
10/12/11
5/18/12
12/23/12
7/31/13
Dell
HP
EUC
Enterprise
7.2x
5.9x
4.8x
3.3x

	Dell	HP	EUC	Enterprise
Current[2]	3.3x	4.8x	5.9x	7.2x
As of 2/1/13	3.3x	3.7x	7.4x	6.7x
Pre-GS report[7]	2.7x	3.2x	6.6x	6.3x
1-year avg.	3.1x	3.9x	6.3x	6.6x
2-year avg.	3.4x	4.0x	6.3x	6.7x
3-year avg.	3.6x	4.3x	6.4x	7.3x

3-year NTM[6] P/E

	Dell	HP	EUC	Enterprise	S&P500
Current[2]	6.6x	7.0x	13.8x	12.2x	14.3x
As of 2/1/13	6.6x	4.9x	12.2x	12.0x	13.0x
Pre-GS report[7]	5.8x	3.8x	11.7x	11.3x	12.1x
1-year avg.	6.2x	5.2x	14.0x	11.8x	13.2x
2-year avg.	6.8x	5.4x	16.5x	11.9x	12.6x
3-year avg.	7.6x	6.3x	14.7x	12.7x	12.6x

Source: Company filings, Wall Street research, FactSet; market data as of 7/31/13

Note: Dell January FYE shown as calendar year; Companies sorted by CY2012–13E organic revenue growth in descending order; EBITDA and EPS include stock-based comp expense but exclude non-recurring items

[1] Enterprise value adjusted for repatriation of foreign cash, assuming a friction cost of 35%; [2] Dell multiples shown at stock price of $10.88 as of 1/11/13, unaffected before transaction rumors; [3] Ingram Micro pro-forma for acquisition of Brightpoint; [4] Tech Data not pro-forma for acquisition of select distribution companies from SDG; [5] BMC multiples shown at stock price of $45.98 as of 7/31/13. BMC's stock price was $45.42 as of 5/3/13, the last trading day before the announcement of its acquisition; [6] NTM defined as next twelve months; [7] Pre-GS report as of 11/30/12

FAIRNESS PRESENTATION TO THE SPECIAL COMMITTEE
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Fairness PRESENTATION TO THE SPECIAL COMMITTEE

Strictly Private and Confidential Agenda Page 11 Appendix DENALI 11

Fairness PRESENTATION TO THE SPECIAL COMMITTEE

Strictly Private and Confidential Illustrative sources and uses at $13.88 per share as of July 31st $ in millions $ in millions Sources Amount Uses Amount Rolled existing IG notes $3,933 Equity value (Incl. vested RSUs / ITM options) 1 $24,514 Structured financing debt $2,700 ABL revolver (c . $2B Capacity) $750 Balance sheet cash / investments at close ($13,300) New CLO $1,500 Restricted cash $1,900 New Term Loan B $4,000 Cash needed for working capital at close $3,000 1st Lien Secured Notes $2,000 Excess cash left on balance sheet $730 2nd Lien Secured Notes $1,250 Cash ($7,670) Microsoft Subordinated Notes $2,000 Total debt $18,133 Existing IG notes $5,300 Michael Dell roll @ $13.88 (illustrative) $3,793 Existing structured financing debt $1,453 Michael Dell new equity (tranche 1) $500 Existing commercial paper $33 Michael Dell new equity (tranche 2) $250 Existing debt $6,786 New Silver Lake / co-investor equity $1,400 Total equity $5,943 Estimate of remaining deal fees & expenses $446 Total cash sources $24,076 Total cash uses $24,076 Source: Silver Lake, management estimates 1 Excludes unvested RSUs and PBUs DENALI 12 X I D N E P P A

Fairness PRESENTATION TO THE SPECIAL COMMITTEE

Strictly Private and Confidential Precedent domestic premiums analysis 2009 to Q2 2013 1-day premium for domestic M&A >$1bn since 2009 1 1-day premium for domestic M&A >$10bn since 2009 1 (483 transactions) (33 transactions) Silver Lake offer at $13.88: Silver Lake offer at $13.88: Pre-GS report 11/30: 44% Pre-GS report 11/30: 44% (EV premium: 71%) (EV premium: 71%) 38% 37% 30% 27% 24% Unaffected 1/11: 28% Unaffected 1/11: 28% (EV premium: 42%) 22% (EV premium: 42%) 11% 9% Top quart. Median Mean Bottom quart. Top quart. Median Mean Bottom quart. 1-day premium for domestic LBOs >$1bn since 2009 1 1-day premium for 5 largest domestic LBOs since 2009 (40 transactions) Premiums Mean Median Silver Lake offer at $13.88: 50% 5 largest LBOs since 2009 35% 36% Silver Lake offer at $13.88: 43% Pre-GS report 11/30: 44% Pre-GSreport11/30:44% (EV premium: 71%) 36% (EV premium: 71%) 31% 26% 31% Unaffected 1/11: 28% (EV premium: 42%) Unaffected 1/11: 28% (EV premium: 42%) 21% 21% 7% Target Top quart. Median Mean Bottom quart. Date 11/5/09 9/2/10 10/25/10 11/18/10 7/3/11 Size ($bn) $5.8 $4.3 $4.3 $5.7 $6.4 Source: Company filings, Dealogic, Pitchbook, FactSet Note: Data as of Q2 2013; Silver Lake’s unaffected premium based on 1/11/13 closing share price of $10.88 and pre-GS report premium based on 11/30/12 closing share price of $9.64 1 May not reflect unaffected premiums X I D N E P P A DENALI 13

Fairness PRESENTATION TO THE SPECIAL COMMITTEE

Strictly Private and Confidential Premia for the five largest domestic LBOs 2000 to Q2 2013 Silver Lake offer at $13.88: Premiums Mean Median 5 largest LBOs since 2000 27% 24% Pre-GS report 11/30: 44% (EV premium: 71%) 36% 35% Unaffected 1/11: 28% (EV premium: 42%) 24% 23% 18% Target Date 9/30/06 3/30/07 8/9/07 5/19/07 7/24/06 Transaction size ($bn) $21.7 $29.7 $43.5 $28.6 $33.1 Source: Company filings, Dealogic, Pitchbook, FactSet Note: Silver Lake’s unaffected premium based on 1/11/13 closing share price of $10.88 and pre-GS report premium based on 11/30/12 closing share price of $9.64 DENALI 14 APPENDIX